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                                                        EXHIBIT NO. EX-99 (g)(2)

                    PROPOSED GLOBAL CUSTODY AGREEMENT (RIDER)
                                     BETWEEN
                             JPMORGAN CHASE BANK AND
                              GARTMORE MUTUAL FUNDS

                           Amended as of June __, 2004

FUND NAME

Gartmore Morley Capital Accumulation Fund

Gartmore Large Cap Value Fund

Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund)

Gartmore Nationwide Fund

Gartmore Growth Fund

Gartmore Millennium Growth Fund

Gartmore S&P 500 Index Fund (formerly Nationwide S&P 500 Index Fund)

Gartmore Money Market Fund

Gartmore Bond Fund

Gartmore Tax-Free Income Fund

Gartmore Government Bond Fund

Gartmore High Yield Bond Fund

Gartmore Value Opportunities Fund

NorthPointe Small Cap Value Fund

Gartmore U.S. Growth Leaders Fund

Gartmore Global Technology and Communications Fund

Gartmore Emerging Markets Fund

Gartmore International Growth Fund

Gartmore Worldwide Leaders Fund

Gartmore Global Health Sciences Fund

Gartmore Global Financial Services Fund

Gartmore Global Utilities Fund

Gartmore Nationwide Leaders Fund

Gartmore Morley Enhanced Income Fund

Gartmore Micro Cap Equity Fund

Gartmore Mid Cap Growth Fund

Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund)

Gartmore International Index Fund (formerly Nationwide International Index Fund)

Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)

Gartmore Mid Cap Market Index Fund (formerly Nationwide Mid Cap Market Index
        Fund)

Gartmore Investor Destinations Aggressive Fund

Gartmore Investor Destinations Moderately Aggressive Fund

Gartmore Investor Destinations Moderate Fund

Gartmore Investor Destinations Moderately Conservative Fund

Gartmore Investor Destinations Conservative Fund

Gartmore Asia Pacific Leaders Fund

Gartmore European Leaders Fund

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Gartmore Small Cap Growth Fund (formerly Gartmore Global Small Companies Fund)

Gartmore OTC Fund

Gartmore U.S Growth Leaders Long-Short Fund (formerly Gartmore Long-Short Equity
        Plus Fund)

Gartmore Nationwide Principal Protected Fund

Gartmore Long-Short Fund

Gartmore Market Neutral Bond Plus Fund

Gartmore Convertible Fund

Gartmore China Opportunities Fund

Gartmore Global Natural Resources Fund

Gartmore Actively Managed Aggressive Asset Allocation Fund

Gartmore Actively Managed Moderately Aggressive Asset Allocation Fund

Gartmore Actively Managed Moderate Asset Allocation Fund